ARTICLES OF INCORPORATION OF KRAMER JUNCTION COMPANY
ARTICLE FIRST
The name of this corporation is Kramer Junction Company.
ARTICLE SECOND

                (a)      The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of profession permitted to be incorporated by the California Corporation Code.

                (b)      Notwithstanding the provisions of subarticle (a) above, the unanimous affirmative vote of the board of directors of the corporation shall be required to authorize the corporation to engage in any business other than (i) the ownership of general and/or limited partnership interests in the Solar Partnerships (as defined in Article Seventh below), (ii) acting as managing general partner of the Solar Partnerships, (iii) providing management, operation and/or maintenance services to the Solar Partnerships and (iv) other activities which are incidental to, or in furtherance of, the activities set forth in clauses (i) through (iii).

ARTICLE THIRD
The name of this corporation's initial agent for service of process is CT Corporation System.
ARTICLE FOURTH
The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.
ARTICLE FIFTH
The corporation is authorized to indemnify the directors and officers of the corporation to the fullest extent permissible under California law.
ARTICLE SIX

               This corporation is authorized to issue two classes of shares which shall be designated "Class U Common Shares" and "Class NU Common Shares," respectively. The total number of such shares shall be 500,000, consisting of 250,000 Class U Common Shares and 250,000 Class NU Common Shares. The Class U Common Shares and the Class NU Common Shares are referred to collectively in these Articles of Incorporation as the "Common Shares."

ARTICLE SEVENTH

                (a)      Common Shares may only be issued or transferred to a person or entity who is a Class B Limited Partner in one or more of the following California limited partnerships (collectively, the "Solar Partnerships"): (i) Luz Solar Partners Ltd., III, a California Limited Partnership, (ii) Luz Solar Partners Ltd., IV, a California Limited Partnership, (iii) Luz Solar Partners Ltd., V, a California Limited Partnership, (iv) Luz Solar Partners Ltd., VI, a California Limited Partnership, and (v) Luz Solar Partners Ltd., VII, a California Limited Partnership.

                (b)      In addition to the restrictions set forth in (a) above, Class NU Common Shares may only be issued to, held by or transferred to a person or entity who is not a Utility. As used in these Articles of Incorporation, the term "Utility" shall mean a person or entity which is any one or more of the following: (i) an electric utility, (ii) an electric utility holding company, (iii) a wholly or partially owned subsidiary of either an electric utility or electric utility holding company, or (iv) any other person or entity which under regulations adopted pursuant to the Public Utility Regulatory Policies Act of 1978 ("PURPA") is deemed to be primarily engaged in the generation or sale of electric power (other than electric power solely from cogeneration facilities or small power production facilities). All terms used in the immediately preceding sentence which are defined in PURPA or the regulations adopted thereunder shall have the meanings given to such terms in PURPA or such regulations.

                (c)      If any holder of Class NU Common shares shall fail or cease to maintain the qualifications set forth in subarticle (b) above, or upon any involuntary transfer of Class NU Common Shares to a person or entity not having such qualifications, each and every Class NU Common Share held by such person or entity shall automatically and without further action on the part of -such holder be converted, effective upon and concurrently with such failure or ceasing to maintain the required qualification or transfer to such non-qualifying person or entity, into one (1) Class U Common Share. Each holder of Class NU Common Shares shall immediately notify the corporation in writing at its principal executive offices if such holder fails or ceases to maintain the qualifications set forth in subarticle (b) above.

Any exercise of rights as a holder of Class NU Common Shares shall constitute a representation by the holder thereof that such holder meets the qualifications set forth in subarticle (b) above.

               The holder of any Class NU Common Shares converted pursuant to this subarticle (c) shall deliver to the corporation during regular business hours, at such place as may be designated by the corporation, the certificate or certificates for the shares so converted, duly endorsed or assigned in blank or to the corporation. As promptly as practicable thereafter, the corporation shall issue and deliver to such holder, at the place designated by such holder, a certificate or certificates for the number of Class U Common Shares to be issued; provided, however, that if any of such Class U Common Shares are to be repurchased as provided below, the corporation shall issue and deliver a certificate or certificates for the number, if any, of Class U Common Shares not being repurchased together with the corporation's promissory note in payment for the repurchased shares. Regardless of when a holder delivers its certificates to the corporation, such holder shall be deemed for all purposes (i) to have become a shareholder of record of Class U Common Shares upon the automatic conversion of the Class NU Common Shares, and (ii) to cease to have been a shareholder of record of, or to have any rights (other than the right to receive the Class U Common Shares into which such shares were converted and any associated repurchase price) as a holder of, Class NU Common Shares upon the automatic conversion of the Class NU Common Shares.

               If, after giving effect to such automatic conversion, there are any issued and outstanding Class NU Common Shares and the aggregate number of issued and outstanding Class U Common Shares exceeds the aggregate number of issued and outstanding Class NU Common Shares, the corporation shall purchase, and such shareholder shall sell, at the price and on the terms set forth below, the number of Class U Common Shares owned by such shareholder equal to the lesser of (i) the amount by which the aggregate number of issued and outstanding Class U Common Shares then exceeds the aggregate number of issued and outstanding Class NU Common Shares, and (ii) the number of Class U Common Shares owned by such shareholder. Such purchase shall be deemed effective, and such shares shall for all purposes be deemed to have been repurchased and retired, as of the time of conversion into Class U Common Shares in exchange for a promissory note of the corporation having the characteristics described in subarticle (e) below and in a principal amount equal to the product of the Purchase Price (as defined in subarticle (d) below) and the number of Class U Common Shares to be repurchased from such holder. Such promissory note shall be deemed to have been tendered in payment for the Class U Common Shares on such deemed effective date. Upon purchase or tender of such purchase price (either in cash or by promissory note) with respect to Class U Common Shares owned by such shareholder, such person or entity shall no longer be entitled to any right, privilege, or benefit as a holder of such Class NU Common Shares.

                (d)      The purchase price per share for Common Shares to be purchased pursuant to the provisions of subarticle (c) above (the "Purchase Price") shall be equal to the greater of (i) $1.00 and (ii) the Book Value Per Share. If the aggregate number of issued and outstanding Class NU Common Shares equals or exceeds the aggregate number of issued and outstanding Class U Common Shares or if there are no issued and outstanding Class NU Common Shares, the Book Value Per Share of each Common Share shall be equal to the Corporation's Book Value divided by the number of issued and outstanding Common Shares as of the date the Corporation's Book Value is determined. If there are any issued and outstanding Class NU Common Shares and the aggregate number of issued and outstanding Class NU Common Shares is less than the aggregate number of issued and outstanding Class U Common shares, (i) the Book Value Per Share of each Class NU Common Share shall be equal to the amount obtained by dividing fifty percent (50%) of the Corporation's Book Value by the number of issued and outstanding Class NU Common Shares as of the date the Corporation's Book Value is determined, and (ii) the Book Value Per Share of each Class U Common Share shall be equal to the amount obtained by dividing fifty percent (50%) of the Corporation's Book Value by the number of issued and outstanding Class U Common Shares as of the date the Corporation's Book Value is determined. If the Corporation's Book Value can not be equally divided into two portions, one for the Class U Common Shares and one for the Class NU Common Shares, the larger fractional portion shall be allocated to the Class NU Common Shares. The Corporation's Book Value shall mean the difference between the corporation's total assets and total liabilities as determined from the books of account at the close of business on the last day of the calendar month preceding the date of the event causing purchase and sale under this Article Eighth. The Corporation's Book Value of the corporation shall be taken from the books of account and shall be determined in accordance with generally accepted accounting principles applied on a basis consistent with those previously applied by the corporation. In preparing a balance sheet as of any date that is not the end of the corporation's fiscal year, all normal year-end accruals and deferrals (including depreciation and income taxes) shall be made on a prorated basis. The independent public accountant regularly engaged by the corporation shall make all computations under this Article Eighth and shall deliver to the corporation and the holder whose shares are to be repurchased a letter setting forth the Purchase Price and stating that the computed Purchase Price is in accordance with this Article Seventh.

                (e)      The Purchase Price for any Class U common Shares to be purchased by the corporation pursuant to the provisions of subarticle (c) above shall be paid by promissory note of the corporation which shall (i) provide for payment of principal in ten (10) equal annual installments, provided that payments of principal thereunder shall be payable only to the extent such payments may lawfully be made by the corporation under Chapter 5 of the California Corporations Code or any similar successor provision of California law, (ii) bear interest at the rate of 10% per annum on the unpaid principal balance with payments of interest to be payable annually together with payments of principal, provided that payments of interest thereunder shall be payable only to the extent such payments may lawfully be made by the corporation under Chapter 5 of the California Corporations code or any similar successor provision of California law, (iii) allow full privilege of prepayment of all or any part of the principal at any time without penalty or bonus with any prepaid amount to be applied against the installments thereafter falling due in inverse order of their maturity or against all ' of the remaining installments equally, at the option of the corporation, (iv) not be a "security" as defined in Section 8102(1) of the California Commercial Code, and (v) state that such note was issued for the purchase of shares of the corporation.

ARTICLE EIGHTH

               Except where the Class U Common Shares and the Class NU Common Shares are required by law to vote separately by class, the Class U Common Shares and the Class NU Common shares shall vote together on all matters. The respective voting power of the Class U Common Shares and the Class NU Common Shares shall be as follows:

                (a)      Each of the class NU Common Shares shall have one vote per share on all matters.

                (b)      On all matters where the Class U Common Shares and Class NU Common Shares are required by law to vote separately by class or if there are no issued and outstanding Class NU Common Shares, each of the Class U Common Shares shall have one vote per share.

                (c)      If there are any issued and outstanding Class NU Common Shares, on all matters where the Class U Common Shares and the Class NU Common Shares vote together, each of the Class U Common Shares shall have a number of votes per share equal to the lesser of either (i) one (1) or (ii) the number obtained by dividing the aggregate number of issued and outstanding Class NU Common Shares by the aggregate number of issued and outstanding Class U Common Shares. The calculation required by clause (ii) of the preceding sentence shall be carried to the second decimal place and rounded down.

ARTICLE NINTH

               Upon the voluntary or involuntary liquidation, winding up or dissolution of the corporation, the assets available for distribution to shareholders shall be distributed as follows:

                (a)      If the aggregate number of issued and outstanding Class NU Common Shares equals or exceeds the aggregate number of issued and outstanding Class U Common Shares or if there are no issued and outstanding Class NU Common Shares, such assets available for distribution shall be distributed in equal amounts per share to all holders of Common Shares.

                (b)      If there are any issued and outstanding Class NU Common Shares and the aggregate number of issued and outstanding Class NU Common Shares is less than. the aggregate number of issued and outstanding Class U Common Shares, (i) one half (1/2) of such assets available for distribution shall be distributed in equal amounts per share to all holders of Class U Common Shares, and (ii) one half (1/2) of such assets available for distribution shall be distributed in equal amounts per share to all holders of Class NU Common Shares. If the assets available for distribution can not be equally divided into two portions, one for the Class U Common Shares and one for the Class KU Common Shares, the larger fractional portion shall be distributed to the Class NU Common Shares.

ARTICLE TENTH

               The Common Shares shall have the following rights and preferences with respect to dividends:

                (a)      If the aggregate number of issued and outstanding Class NU Common Shares equals or exceeds the aggregate number of issued and outstanding Class U Common Shares or if there are no issued and outstanding Class RU Common Shares and the board of directors shall elect to make a distribution of dividends, such dividends shall be made out of funds of the corporation legally available for the declaration of dividends, if, as and when declared by the board of directors, to all Common Shares in an equal amount per share.

                (b)      If there are any issued and outstanding Class NU Common Shares and the aggregate number of issued and outstanding Class NU Common Shares is less than the aggregate number of issued and outstanding Class U Common Shares, and the board of directors shall elect to make a distribution of dividends, such dividends shall be made out of funds of the corporation legally available for the declaration of dividends, if, as and when declared by the board of directors, to all Common Shares and the amount of any such dividend on each Class U Common Share shall be equal to the product of (i) the dividend on each Class NU Common Share and (ii) a fraction the numerator of which is the aggregate number of issued and outstanding Class NU Common Shares and the denominator of which is the aggregate number of issued and outstanding class U common Shares. The calculation of dividends to be paid on Class U Common Shares-shall be rounded down to the nearest cent.

ARTICLE ELEVENTH
No Common Shares may be mortgaged, pledged, subjected to any security interest or otherwise hypothecated.
ARTICLE TWELFTH

               The following corporate actions require the approval of two thirds (2/3) of the total number of votes entitled to be cast by the Common Shares: (i) the amendment of Articles Second, Seventh, Eighth, Ninth, Tenth, Twelfth or Thirteenth of these Articles of Incorporation, and (ii) the sale, lease, conveyance, exchange, transfer or other disposition of all or substantially all of the assets of the corporation.

ARTICLE THIRTEENTH

                (a)      Subject to subarticle (b) below, each Class, U Common Share shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share into one (1) fully paid Class NU Common Share.

                (b)      It shall be a condition of the conversion of any Class U Common Shares into Class NU Common Shares that the holder thereof shall (i) surrender the certificate or certificates therefor, duly endorsed or assigned in blank or to the corporation at the principal executive office of the corporation, (ii) deliver to the corporation at its principal executive office a written notice of its election to so convert, and (iii) demonstrate to the satisfaction of the corporation through the presentation of such evidence as the corporation may reasonably request that such holder meets the qualifications to be a holder of Class NU Common Shares. Upon satisfaction of such conditions, the corporation shall issue and deliver a certificate or certificates for the number of Class NU Common Shares to which such holder is entitled.

               IN WITNESS WHEREOF, the undersigned incorporator has executed the foregoing Articles of Incorporation on May 29, 1991.

/s/ Alan M. Albright Alan M. Albright
I hereby declare that I am the person who executed the foregoing Articles of Incorporation, which execution is my act and deed.
/s/ Alan M. Albright Alan M. Albright